SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934





                Date of Report (Date of earliest event reported)
                                November 28, 1997





                              AFSALA BANCORP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




       Delaware                        0-21113           14-1793890
-----------------------------     ----------------    -----------------
(State or other jurisdiction        (SEC File No.)      (IRS Employer
     of incorporation)                                  Identification
                                                           Number)




161 Church Street, Amsterdam, New York                      12010
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(Address of principal executive offices)                  (Zip Code)




Registrant's telephone number, including area code:  (518) 842-5700
                                                     --------------




                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                              AFSALA BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT



Item 5.  Other Events
-------  ------------

         On June 23, 1997, the Registrant announced that it had received the necessary regulatory and Board approval to initiate a repurchase of 5% or 72,737 shares of its outstanding common stock in the open market pursuant to a stock repurchase program. The Registrant announced that the repurchases would be made from time to time, subject to the availability of stock.

         On November 28, 1997, the Registrant announced that it had concluded the repurchase of 66,310 shares totalling approximately 4.6% of its outstanding common stock in the open market pursuant to a stock repurchase program announced by the Registrant on June 23, 1997. The Registrant also announced on such date that it had received the necessary regulatory and Board approval to initiate a repurchase of 5% or 69,422 shares of its outstanding common stock in the open market. The Registrant announced that the repurchases would be made from time to time, subject to the availability and price of the Company's stock.

         For further details, reference is made to the Press Release dated Novmeber 28, 1997, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.



Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
--------------------------------------------------------------------------------

Exhibit 99.1 -- Press Release dated November 28, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             AFSALA BANCORP, INC.



Date: November 28, 1997                 By:  /s/John M. Lisicki
     ------------------------               ------------------------------------
                                             John M. Lisicki
                                             President and Chief
                                             Executive Officer